Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated July 12, 2023, relating to the consolidated financial statements of Taiwan Color Optics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

January 08, 2024

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